EXHIBIT 99.1

Filed by Zoran Corporation
Pursuant to Rule 425 under the Securities Act of 1933
and deemed filed pursuant to Rule 14a-12
of the Securities Exchange Act of 1934
Subject Company: Oak Technology, Inc.
Commission File No.: 0-25298

Zoran Corporation	Oak Technology
Karl Schneider	John Edmunds
Chief Financial Officer	Chief Financial Officer
(408) 919-4111	(408) 523-6510
ir@zoran.com	johnedmunds@Oaktech.com

The Global Consulting Group:	Media and Industry Analysts
Bonnie McBride (Investors)	Charles Cheng
(415) 388-1635	(408) 523-6750
bonnie.mcbride@tfn.com	charlescheng@oaktech.com

Company Web Site:
www.zoran.com	www.oaktech.com

ZORAN CORPORATION AND OAK TECHNOLOGY SIGN MERGER AGREEMENT,
TO CREATE A GLOBAL LEADER IN IC AND SOFTWARE SOLUTIONS FOR THE
FAST GROWING DIGITAL CONSUMER AND IMAGING MARKETS

Market Focus: DVD-Players, DVD-Recorders, DTV, Digital Cameras, Digital Printers

Santa Clara and Sunnyvale, Calif. (May 5, 2003) — Zoran Corporation (Nasdaq NM:ZRAN), a leading provider of digital solutions-on-a-chip for the DVD and digital camera markets, and Oak Technology, Inc. (Nasdaq NM:OAKT), a leading provider of embedded solutions for the HDTV and digital imaging markets, today announced they have signed a definitive merger agreement.  The combined company is positioned to become a global leader in high-growth digital consumer and imaging markets.

Under the terms of the agreement unanimously approved by the respective Boards of Directors, each outstanding share of Oak’s common stock will be exchanged for 0.2323 of a share of Zoran common stock and cash in an amount equal to $1.78. Outstanding options to purchase Oak stock will be assumed by Zoran.  Total cash and stock consideration represents $5.88 per share based on the closing stock prices on Friday, May 2, 2003.  The total merger consideration is valued at $358 million including $100 million in cash.  Following the transaction, Zoran and Oak stockholders will own approximately 66.6 percent and 33.4 percent, respectively, of the combined company on a fully diluted basis.

The transaction is expected to be completed in the third quarter of 2003 and is subject to approval by the stockholders of both companies as well as regulatory approval.  Zoran expects the transaction to be accretive to the company’s earnings before amortization and goodwill in the first half of 2004.

The management teams of Zoran and Oak will be combined to address the expanded opportunities created by the merger under the leadership of Dr. Levy Gerzberg, Zoran’s president and chief executive officer who will continue as president and chief executive officer of the combined company.  The Zoran Board of Directors will be increased to nine members and will include three members of the current Oak Board.

“This strategic merger brings together two companies with considerable expertise in delivering innovative solutions to multiple fast-growing consumer markets,” said Dr. Levy Gerzberg.  “As the technology and market share leader in HDTV and printer IC and software solutions, Oak complements Zoran’s product integration roadmap. By combining our technology portfolios, customer bases and worldwide sales infrastructures, we are in a strong position to lead the transition from analog to digital in the home.  Together, Zoran and Oak should benefit from a more diversified revenue stream and customer base.  Moreover, we anticipate accelerated revenue growth opportunities and potential cost synergies of $13 to $18 million annually, beginning in 2004.”

“We are extremely excited to be joining forces with Zoran in this compelling strategic combination,” said Young Sohn, president and chief executive officer of Oak. “We believe our success in the HDTV and imaging markets will add significant value to the merged company by accelerating Zoran’s current digital TV strategy and enhancing future opportunities for its digital camera product line.  By leveraging our respective leadership positions and global presence in DVD, digital camera, digital TV and printer markets, we believe we will be able to drive efficiencies in sales channels and manufacturing costs.  With multiple products we will be uniquely positioned to capitalize on the ongoing growth in key consumer electronics markets.”

Merrill Lynch acted as exclusive financial advisor to Zoran and Morgan Stanley acted as exclusive financial advisor to Oak.

Conference Call

A conference call has been scheduled for 10:00 a.m. ET today to discuss the merger agreement.  To listen to the call, please call (617) 801-9713 and enter confirmation number 05235642 approximately five minutes prior to the start of the call.  For those who are not available to listen to the live conference call, a replay will be available via telephone from approximately Noon ET on May 5 until Midnight ET on May 10. The access number for the replay is (617) 801-6888 confirmation number 91418937.

Additionally, the conference call will be broadcast live over the Internet and can be accessed by all interested parties through the investor relations section of Zoran’s website at www.zoran.com and Oak’s website at www.oaktech.com. Please access the website at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software.

About Zoran

Zoran Corporation, based in Santa Clara, California, is a leading provider of digital solutions-on-a-chip for applications in the growing consumer electronics markets. With two decades of expertise developing and delivering digital signal processing technologies, Zoran has pioneered high-performance digital audio, video, and imaging applications. Zoran’s proficiency in integration delivers major benefits for OEM customers, including greater capabilities within each product generation, reduced system costs, and shorter time to market. Zoran-based DVD products and digital cameras have received recognition for excellence and are now in millions of homes worldwide. With headquarters in the U.S. and operations in Canada, China, Hong Kong, Israel, Japan, Korea and Taiwan, Zoran may be contacted on the World Wide Web at www.Zoran.com or at 408-919-4111.

About Oak

Oak Technology, Inc., a leading provider of solutions for the storage, manipulation and distribution of digital content, is committed to driving the emerging world of connected consumer appliances. The company’s fully integrated products and technologies target two key markets: digital imaging (advanced copiers, printers, faxes, scanners and MFPs) and digital home entertainment (digital TV, HDTV and PVRs). Founded in 1987, Oak is headquartered in Sunnyvale, California, and has sales offices, design centers and research facilities in Japan, Korea, Taiwan, the U.K., Germany and the U.S. The company trades on the Nasdaq Stock Exchange under the symbol OAKT. Additional information about Oak and its digital solutions can be found at www.oaktech.com.

Forward Looking Statements

Except for the historical information contained herein, the matters discussed in this press release may constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected.  Forward-looking statements contained in this press release are based on current plans and expectations.  These statements include those concerning the consummation of the acquisition and, if consummated, its potential benefits and effects, including but not limited to any expectations that the transaction will be accretive and any expectations as to profitability of the combined company. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “potential,” “continue,” “expects,” “anticipates,”

“intends,” “plans,” “believes,” “estimates,” and similar expressions. For further cautions about the risks of investing in Zoran or Oak, we refer you to the documents Zoran and Oak file from time to time with the Securities and Exchange Commission, particularly Zoran’s annual report on Form 10-K for the year ended December 31, 2002, Oak’s annual report on Form 10-K for the fiscal year ended June 30, 2002, and its quarterly reports on Form 10-Q filed for the quarters ended September 30, 2002 and December 31, 2002, and the registration statement relating to the acquisition to be filed subsequently. In this regard, investors are cautioned that the acquisition may not be consummated on the terms proposed or at all, and, if consummated, the combined companies will be subject to numerous risks and uncertainties, including, but not limited to, the risks inherent in acquisitions of technologies and businesses, including the integration of separate workforces, the timing and successful completion of technology and product development through production readiness, integration of such technologies and businesses into the combined company, unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, and other factors.

In connection with the proposed transaction, Zoran Corporation and Oak Technology, Inc. will filea joint proxy statement/prospectus with the Securities and Exchange Commission.  Investors and security holders are advised to read the joint proxy statement/prospectus because it will contain important information about the proposed merger.  Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when available) and other documents filed by Zoran Corporation and Oak Technology, Inc. with the SEC at the SEC’s web site at www.sec.gov.  Copies of the joint proxy statement/prospectus (when available) and other documents filed by Zoran Corporation with the SEC may also be obtained free of charge from Zoran Corporation by directing a request to Zoran Corporation, Attention: Karl Schneider, Chief Financial Officer, (408) 919-4111.  Copies of the joint proxy statement/prospectus (when available) and other documents filed by Oak Technology, Inc. with the SEC may also be obtained free of charge from Oak Technology, Inc. by directing a request toOak Technology, Inc., Attention: John Edmunds, Chief Financial Officer, (408) 523-6510.

Zoran and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Zoran and Oak in favor of the transaction. A list of the names of Zoran’s executive officers and directors, and a description of their respective interests in Zoran, are set forth in the proxy statement for Zoran’s 2002 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2002. Investors and security holders may obtain additional information regarding the interests of Zoran’s executive officers and directors in the transaction by reading the joint proxy statement/prospectus when it becomes available.

Oak and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Zoran and Oak in favor of the transaction. A list of the names of Oak’s executive officers and directors, and a description of their respective interests in Oak, are set forth in the proxy statement for Oak’s 2002 Annual Meeting of Stockholders, which was filed with the SEC on December 3, 2002. Investors and security holders may obtain additional information regarding the interests of Oak’s executive officers and directors in the transaction by reading the joint proxy statement/prospectus when it becomes available.

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